Exhibit 99.1



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                        The Wilber Corporation Announces
               First Quarter 2004 Earnings and Quarterly Dividend

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                              FOR IMMEDIATE RELEASE

Oneonta, New York

DATE:    April 23, 2004
FROM:    Alfred S. Whittet, President and CEO
PHONE:   607-433-4148

     The Wilber Corporation, parent company of Wilber National Bank, today reported Net Income of $2.284 million and Earnings per Share of $0.20 for the three-month period ended March 31, 2004. By comparison, the Company's Net Income and Earnings per Share for the three-month period ended March 31, 2003, were $2.395 million and $0.21, respectively. This represents a 4.76% decrease in Earnings per Share and a 4.64% decrease in Net Income. The Company's Return on Average Assets and Return on Average Equity for the first quarter of 2004 were 1.27% and 14.00%, respectively, as compared to 1.35% and 15.25% for the same period in 2003. For the quarter ended March 31, 2004, Average Total Assets of the Company were $725 million, as compared to $721 million for the same period ended March 31, 2003. This represents a $4 million or less than 1% increase.

     Alfred S. Whittet, the Company's President and CEO, said, "The decrease in Net Income of $111 thousand during the first quarter of 2004 was not unexpected. We anticipated that our Net Interest Margin would remain compressed throughout most of 2004. In addition, we expected to incur additional professional fee expenses during 2004 to become a reporting company with the Securities and Exchange Commission (SEC) and to list our common stock on the American Stock Exchange(R) (Amex(R))."

     On April 23, 2004, the Board of Directors of The Wilber Corporation declared a quarterly dividend of $0.095 per share payable May 21, 2004 to shareholders of record May 7, 2004. This compares to $0.0925 per share for the same period in 2003.

     Mr. Whittet commented, "The first quarter of 2004 has been a busy period for the Company and its management. On February 12, 2004, the Company moved its common stock listing from NASDAQ's Over-the-Counter Bulletin Board (OTCBB) to the internationally recognized American Stock Exchange, a move highlighted by representatives of the Company attending the opening bell ringing ceremony at the Amex on March 29, 2004. In addition, on March 11, 2004 and April 22, 2004 respectively, the Company's principal banking subsidiary, Wilber National Bank, opened its 19th full-service branch office located at 23 Riverside Drive, Johnson City, New York and a new loan production office located at 157 Stockade Drive, Kingston,



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New York.  These  strategic  initiatives  were  executed to enhance  shareholder liquidity and improve the Company's growth potential. We expect that expanding the Wilber franchise into select new markets will provide us with an opportunity to acquire new customers and increase the Company's earnings.

     The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent of Wilber National Bank, a national bank chartered in 1874 with 19 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome Counties and a loan production office located in Kingston, New York.

                                       ###

     NOTE: This press release may contain certain statements which are not historical facts or which concern the Company's future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.


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

THE WILBER CORPORATION
CONSOLIDATED FINANCIAL INFORMATION
----------------------------------
($ In thousands, except per share amounts)
Unaudited                                                                        As of and for the three
                                                                                   months ended March 31,
Condensed Income Statement                                                           2004           2003
----------------------------------------------------------------------------------------------------------
              Net interest income                                                  $  5,985       $  6,227
              Provision for loan losses                                                 360            420
                                                                                   -----------------------
                          Net interest income after provision for loan losses         5,625          5,807
              Noninterest income                                                      1,814          1,587
              Noninterest expense                                                     4,313          4,010
                                                                                   -----------------------
                          Income before taxes                                         3,126          3,385
              Income taxes                                                              842            990
                                                                                   -----------------------
                          Net income                                               $  2,284       $  2,395

Share and Per Share Data
----------------------------------------------------------------------------------------------------------
              Average common shares outstanding (in thousands)                       11,209         11,229
              Period-end common shares outstanding (in thousands)                    11,209         11,209

              Net income per share                                                 $   0.20       $   0.21

              Cash dividends declared                                              $ 0.0950       $ 0.0925

              Book value per common share                                          $   5.95       $   5.65

Period-end Balances
----------------------------------------------------------------------------------------------------------
              Total Assets                                                         $740,857       $724,541
              Earning Assets                                                        702,608        685,633
              Loans, gross                                                          366,435        362,288
              Allowance for loan losses                                               5,893          5,603
              Deposits                                                              583,446        577,613
              Shareholders' equity                                                   66,721         63,352

Average Balances
----------------------------------------------------------------------------------------------------------
              Total Assets                                                         $724,982        720,714
              Earning Assets                                                        684,314        681,865
              Loans, gross                                                          364,298        360,683
              Allowance for loan losses                                               5,779          5,522
              Deposits                                                              575,659        565,159
              Shareholders' equity                                                   65,625         63,695

Key Ratios
----------------------------------------------------------------------------------------------------------
              Earnings:
                          Return on average assets                                     1.27%          1.35%
                          Return on average equity                                    14.00%         15.25%
                          Net interest margin (tax-equivalent)                         3.75%          3.86%
                          Efficiency ratio (1)                                        56.42%         51.30%

Asset Quality
----------------------------------------------------------------------------------------------------------
              Net loan charge-offs to average loans, annualized                        0.25%          0.23%
              Allowance for loan losses to period-end loans                            1.61%          1.55%
              Allowance for loan losses to non-performing loans (2)                     170%           115%
              Nonperforming loans to period-end loans                                  0.95%          1.34%
              Nonperforming assets to period-end loans and other real estate           0.95%          1.35%

Common Stock Data
----------------------------------------------------------------------------------------------------------                 ---------

During  2003 and  through  February  11,  2004,  the common  stock of The Wilber      2004        High Trade   Low Trade    Dividend
Corporation was inactively  traded on NASDAQ's  Over-the-Counter  Bulletin Board      ----        ----------   ---------    --------
market under the symbol  WLBC.OB.  On February 12, 2004,  the  Company's  common   1st Quarter      $ 15.50     $ 12.65     $ 0.0950
stock ($0.01 par value per  share)began  trading on the American  Stock Exchange
(Amex) under the symbol GIW.                                                          2003        High Trade   Low Trade    Dividend
                                                                                      ----        ----------   ---------    --------
                                                                                   4th Quarter      $ 15.00     $ 12.10     $ 0.0925
                                                                                   3rd Quarter      $ 13.75     $ 10.20     $ 0.0925
                                                                                   2nd Quarter      $ 10.81     $  9.81     $ 0.0925
                                                                                   1st Quarter      $ 10.25     $  9.78     $ 0.0925
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(1)    Calculated by dividing total noninterest expense less amortization of intangibles and other real estate expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.
(2)    Nonperforming loans include nonaccrual loans, restructured loans and accruing loans 90 days or more delinquent.